                                                                    Exhibit 99.3


                      TITAN EMS, INC., SVPC PARTNERS, LLC
                         AND SVPC CIRCUIT SYSTEMS, INC.
                              FINANCIAL STATEMENTS
                       PERIODS FROM SEPTEMBER 1, 2000 TO
                 AUGUST 31, 2001 AND YEAR ENDED AUGUST 31, 2002
                       WITH INDEPENDENT AUDITORS' REPORT








                                    CONTENTS

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                 1-2

Financial Statements:
  Balance Sheet                                                               3
  Statements of Operations and Changes in Net Assets                          4
  Statements of Stockholders' Equity                                          5
  Statements of Cash Flows                                                   6-7
  Notes to Financial Statements                                             8-30

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Titan EMS, Inc.
Santa Clara, California

We have audited the accompanying balance sheet of Titan EMS, Inc. as of August 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. In addition, we have audited the SVPC Circuit Systems, Inc. statement of operations and statement of stockholders' equity (deficit) (going concern basis) for the period from September 1, 2000 to February 28, 2001, and the statement of change in net assets (liquidation basis) for the period from March 1, 2001 to June 30, 2001, and Titan EMS, Inc. (formerly SVPC Partners, LLC) statement of operations (going concern basis) and statement of stockholders' equity for the period from July 1, 2001 to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, SVPC Circuit Systems, Inc. adopted a plan of liquidation on March 9, 2001. As a result, Titan changed its basis of accounting for periods subsequent to March 9, 2001 from the going concern basis to a liquidation basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titan EMS, Inc. as of August 31, 2002, the results of its operations and its cash flows for the year then ended, and SVPC Circuit Systems, Inc. statement of operations (going concern basis) for the period from September 1, 2000 to February 28, 2001 and the statement of change in net assets (liquidation basis) for the period from March 1, 2001 to June 30, 2001, and Titan EMS, Inc. (formerly SVPC Partners, LLC) statement of operations (going concern basis) for the period from June 1, 2001 to August 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Titan EMS, Inc. will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, Titan EMS, Inc.'s significant working deficit raises substantial doubt about its ability to continue as a going concern. Management plans in regard to these matters are also disclosed in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.



/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
October 25, 2002

                                TITAN EMS, INC.

                        BALANCE SHEET - AUGUST 31, 2002


                                     ASSETS

Current assets:
     Cash and cash equivalents                                       $    76,707
     Accounts receivable, net of allowance
       for doubtful account of $80,000                                 1,237,750
     Inventories, net                                                    297,999
     Deferred cost                                                        35,000
     Other current assets                                                 79,262
                                                                     -----------

            Total current assets                                       1,726,718

Property, equipment and improvements, net of accumulated
  depreciation and amortization                                        2,488,201

Intangible assets, net of accumulated amortization                        49,982
Other assets                                                             131,059
                                                                     -----------

                                                                     $ 4,395,960
                                                                     ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                           $ 1,061,777
     Loans and notes payable, including
       $3,127,830 to related parties                                   3,140,914
     Current portion of long-term debt                                   131,692
     Current portion of capital lease obligations                        116,078
                                                                     -----------

            Total current liabilities                                  4,450,461

Long-term debt, less current portion                                     120,891
Capital lease obligations, less current portion                          334,805

Stockholders' Deficit:
     Common stock, $0.001 par value, 10,000,000 shares authorized;
       6,880,490 issued and outstanding                                    6,880
     Additional paid-in capital                                        1,178,078
     Accumulated deficit                                              (1,695,155)
                                                                     -----------

            Total stockholders' deficit                                 (510,197)
                                                                     -----------

                                                                     $ 4,395,960
                                                                     ===========


See accompanying independent auditors' report and notes to financial statements.

         TITAN EMS, INC./SVPC PARTNERS, LLC/SVPC CIRCUIT SYSTEMS, INC.

          STATEMENT OF OPERATIONS FOR PERIOD FROM SEPTEMBER 1, 2000 TO FEBRUARY 28, 2001, PERIOD FROM JULY 1, 2001 TO AUGUST 31, 2001, AND THE
             YEAR FROM SEPTEMBER 1, 2001 TO AUGUST 31, 2002 AND THE STATEMENT OF CHANGE IN NET ASSETS FROM MARCH 1, 2001 TO JUNE 30, 2001

                                                         Predecessor Company                        Sucessor Company
                                                -------------------------------------     -------------------------------------
                                                                                           Titan EMS, Inc./
                                                      SVPC Circuit Systems, Inc.          SVPC Partners, LLC
                                                -------------------------------------     ------------------
                                                   Period from         Period from           Period from        Titan EMS, Inc.
                                                September 1, 2000     March 1, 2001        July 1, 2001 to      ---------------
                                                 to February 28,     to June 30, 2001      August 31, 2001        Year ended
                                                   2001 (Going         (Liquidation        (Going Concern         August 31,
                                                 Concern Basis)           Basis)                Basis)               2002
                                                -----------------    ----------------    -------------------    ---------------
Revenue                                            $ 7,373,972          $ 3,944,629          $ 1,104,824          $ 8,321,292

Cost of revenue                                      5,107,586            2,771,851              756,145            7,079,941
                                                   -----------          -----------          -----------          -----------

Gross profit                                         2,266,386            1,172,778              348,679            1,241,351

Operating expenses:
      Sales and marketing                              535,180              299,784              147,912              851,444
      General and administrative expenses              477,674              205,497              150,440            1,110,461
      Non-recurring cost                                  --                   --                   --                538,531
      Impairment of goodwill                         5,894,934                 --                   --                   --
                                                   -----------          -----------          -----------          -----------

Loss from operations                                (4,641,402)             667,497               50,327           (1,259,085)
                                                   -----------          -----------          -----------          -----------

Other income (expense):
      Interest expense                                (398,095)            (120,800)             (43,203)            (484,487)
      Interest income                                     --                  6,289                 --                   --
      Miscellaneous                                     12,912              (53,901)              15,126               26,167
                                                   -----------          -----------          -----------          -----------

                    Total other income (expense)      (385,183)            (168,412)             (28,077)            (458,320)
                                                   -----------          -----------          -----------          -----------

Loss before provision
 for income taxes                                   (5,026,585)             499,085               22,250           (1,717,405)

Provision for income taxes                                --                   --                   --                   --
                                                   -----------          -----------          -----------          -----------

Net income (loss)                                  $(5,026,585)         $   499,085          $    22,250          $(1,717,405)
                                                   ===========                               ===========          ===========

Adjustments to Net Assets in Liquidation                                  9,180,928

Net Assets (liabilities) as of February 28, 2001                         (8,507,162)
                                                                        -----------

Net Assets (liabilities) as of June 30, 2001                            $ 1,172,851
                                                                        ===========

Loss per share - basic and diluted                     N/A                  N/A                  N/A              $     (0.26)
                                                   ===========          ===========          ===========          ===========

Weighted average shares outstanding -
  basic and diluted                                    N/A                  N/A                  N/A                6,614,601
                                                   ===========          ===========          ===========          ===========

See accompanying independent auditors' report and notes to financial statements.

         TITAN EMS, INC./SVPC PARTNERS, LLC/SVPC CIRCUIT SYSTEMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

           PERIOD FROM SEPTEMBER 1, 2000 TO FEBRUARY 28, 2001, PERIOD
        FROM MARCH 1, 2001 TO JUNE 30, 2001, PERIOD FROM JULY 1, 2001 TO AUGUST 31, 2001 AND THE YEAR FROM SEPTEMBER 1, 2001 TO AUGUST 31, 2002


                                          Common stock            Additional                       Total
                                    --------------------------      paid-in      Accumulated   stockholders'
                                      Shares         Amount         capital        deficit    equity (deficit)
                                    -----------    -----------    -----------    -----------  ----------------
Balance as of September 1, 2000,
    SVPC Circuit Systems, Inc.            1,000    $     1,000    $      --      $(3,481,577)   $(3,480,577)

Net loss                                   --             --             --       (5,026,585)    (5,026,585)
                                    -----------    -----------    -----------    -----------    -----------

Balance as of February 28, 2001           1,000          1,000           --       (8,508,162)    (8,507,162)

Adjustment of conversion from
    going concern basis to
    liquidation basis                    (1,000)        (1,000)          --        8,508,162      8,507,162
                                    -----------    -----------    -----------    -----------    -----------

Balance as of June 30, 2001,
    SVPC Circuit Systems, Inc.             --             --             --             --             --

Issance of common stock                 800,000            800        898,423           --          899,223

Net income                                 --             --             --           22,250         22,250
                                    -----------    -----------    -----------    -----------    -----------

Balance as of August 31, 2001,
    Titan EMS, Inc.                     800,000            800        898,423         22,250        921,473

Acquisition of SVPC
    Partners, LLC assets              5,800,000          5,800           (800)          --            5,000

Issuance of common stock to
    related party as consulting
    fees at $.10 per share              100,000            100          9,900           --           10,000

Issuance of common stock

Issuance of common stock for
    compensation to related party
    at $1.5 per share                    50,000             50         74,950           --           75,000

Issuance of common stock
    to pay off loans payable
    to related parties
    at $1.5 per share                   130,490            130        195,605           --          195,735

Net loss                                   --             --             --       (1,717,405)    (1,717,405)
                                    -----------    -----------    -----------    -----------    -----------

Balance as of August 31, 2002
    Titan EMS, Inc.                   6,880,490    $     6,880    $ 1,178,078    $(1,695,155)   $  (510,197)
                                    ===========    ===========    ===========    ===========    ===========


See accompanying independent auditors' report and notes to financial statements.

       TITAN EMS, INC. / SVPC PARTNERS, LLC / SVPC CIRCUIT SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

           PERIOD FROM SEPTEMBER 1, 2000 TO FEBRUARY 28, 2001, PERIOD
        FROM MARCH 1, 2001 TO JUNE 30, 200, PERIOD FROM JULY 1, 2001 TO AUGUST 31, 2001 AND THE YEAR FROM SEPTEMBER 1, 2001 TO AUGUST 31, 2002

                                                         Predecessor Company                        Sucessor Company
                                                -------------------------------------     -------------------------------------
                                                                                           Titan EMS, Inc./
                                                      SVPC Circuit Systems, Inc.          SVPC Partners, LLC
                                                -------------------------------------     ------------------
                                                   Period from         Period from           Period from        Titan EMS, Inc.
                                                September 1, 2000     March 1, 2001        July 1, 2001 to      ---------------
                                                 to February 28,     to June 30, 2001      August 31, 2001        Year ended
                                                   2001 (Going         (Liquidation        (Going Concern         August 31,
                                                 Concern Basis)           Basis)                Basis)               2002
                                                -----------------    ----------------    -------------------    ---------------
Net loss                                           $(5,026,585)         $   499,085          $    22,250          $(1,717,405)
                                                   -----------          -----------          -----------          -----------

Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities:
      Depreciation and amortization                    510,578                 --                 65,755              433,756
      Bad debt                                            --                   --                   --                126,182
      Loan fees to lender                                 --                   --                   --                100,000
      Non cash compensation                               --                   --                   --                 85,000
      Impairment of goodwill                         5,894,934                 --                   --                   --

Changes in assets and liabilities:
    (Increase) decrease in assets
      Accounts receivable                               52,620              602,459             (210,355)            (227,668)
      Inventories                                     (161,057)             252,014             (124,763)             162,609
      Other current assets                              43,035               26,810               67,069               35,202
      Other assets                                     (13,250)                --                   --               (115,834)

    Increase (decrease) in liabilities
      Accounts payable and accrued expenses            161,936             (242,849)              94,932              578,290
                                                   -----------          -----------          -----------          -----------
        Total adjustments                            6,488,796              638,434             (107,362)           1,177,537
                                                   -----------          -----------          -----------          -----------

        Net cash used by operating activities        1,462,211            1,137,519              (85,112)            (539,868)
                                                   -----------          -----------          -----------          -----------


Purchases of assets pursuant to purchase                  --                   --               (914,970)                --
  agreement
Purchases of fixed assets                              (78,755)            (171,439)                --               (620,417)
                                                   -----------          -----------          -----------          -----------

        Net cash used by investing activities          (78,755)            (171,439)            (914,970)            (620,417)
                                                   -----------          -----------          -----------          -----------


Increase (decrease) in bank overdraft                   44,443               (5,582)                --                   --
Repayments on advances to affiliate                 (1,453,888)            (910,498)                --                   --
Principal proceeds on notes and loans
    payable from related parties                          --                   --                   --              1,582,419
Payments on notes and loans payable                       --                (50,000)             (46,667)            (334,730)
Payments on long-term debt                                --                   --                 (9,224)            (104,693)
Payments on capital lease obligation                      --                   --                 (7,979)             (91,138)
Proceeds from contributions by stockholders               --                   --              1,244,086                5,000
                                                   -----------          -----------          -----------          -----------

        Net cash provided by financing activities   (1,409,445)            (966,080)           1,180,216            1,056,858
                                                   -----------          -----------          -----------          -----------

Net increase (decrease) in cash                        (25,989)                --                180,134             (103,427)
Cash, beginning of year                                 25,989                 --                   --                180,134
                                                   -----------          -----------          -----------          -----------
Cash, end of year                                  $      --            $      --            $   180,134          $    76,707
                                                   ===========          ===========          ===========          ===========


See accompanying independent auditors' report and notes to financial statements.

         TITAN EMS, INC./SVPC PARTNERS, LLC/SVPC CIRCUIT SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

           PERIOD FROM SEPTEMBER 1, 2000 TO FEBRUARY 28, 2001, PERIOD
        FROM MARCH 1, 2001 TO JUNE 30, 2001, PERIOD FROM JULY 1, 2001 TO AUGUST 31, 2001 AND THE YEAR FROM SEPTEMBER 1, 2001 TO AUGUST 31, 2002

                                                           Predecessor Company                        Sucessor Company
                                                  -------------------------------------     -------------------------------------
                                                                                             Titan EMS, Inc./
                                                        SVPC Circuit Systems, Inc.          SVPC Partners, LLC
                                                  -------------------------------------     ------------------
                                                     Period from         Period from           Period from        Titan EMS, Inc.
                                                  September 1, 2000     March 1, 2001        July 1, 2001 to      ---------------
                                                   to February 28,     to June 30, 2001      August 31, 2001        Year ended
                                                     2001 (Going         (Liquidation        (Going Concern         August 31,
                                                   Concern Basis)           Basis)                Basis)               2002
                                                  -----------------    ----------------    -------------------    ---------------
Supplemental disclosure of cash flow information:

    Interest paid                                    $   398,095          $   120,800          $   18,792           $  504,713
                                                     ===========          ===========          ==========           ==========

    Income tax paid                                  $      --            $      --            $     --             $     --
                                                     ===========          ===========          ==========           ==========

Non cash activities:

    Loans and notes payable incurred for
      purchase of property and equipment             $      --            $      --            $  175,000           $   15,700
                                                     ===========          ===========          ==========           ==========

    Long-term debt incurred for purchase
      property and equipment                         $      --            $      --               366,500           $     --
                                                     ===========          ===========          ==========           ==========

    Capital lease obligations incurred for
      purchase of property and equipment             $      --            $      --               550,000           $     --
                                                     ===========          ===========          ==========           ==========

    Issuance of common stock for
      consulting fees                                $      --            $      --            $     --             $   10,000
                                                     ===========          ===========          ==========           ==========

    Issuance of common stock to related
      party as compensation                          $      --            $      --            $     --             $   75,000
                                                     ===========          ===========          ==========           ==========

    Issuance of common stock to related
      parties to pay off debt                        $      --            $      --            $     --                195,735
                                                     ===========          ===========          ==========           ==========

    Issuance of common stock for acquisition
     of intangible assets from related party         $      --            $      --            $   65,194           $     --
                                                     ===========          ===========          ==========           ==========

    Borrowings from related party to pay off
      term loan                                      $      --            $      --            $     --             $1,741,146
                                                     ===========          ===========          ==========           ==========


See accompanying independent auditors' report and notes to financial statements.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                         NOTES TO FINANCIAL STATEMENTS


(1)      Organization, Merger Activities and Basis of Presentation:

         Business Activity:

                  Titan EMS, Inc. ("Titan") was formed on March 27, 2001, as a Delaware corporation, with its principal office in Santa Clara, California. In its Santa Clara facilities, Titan manufactures printed circuit boards ("PCB"), with emphasis on time critical production for both prototype and low-to-medium volume orders. Its customers are located throughout the United States with a concentration in California.

         Merger Activity:

                  On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp. , a wholly-owned subsidiary of Ventures-National, Inc. ("Ventures"). The Merger became effective on August 31, 2002 at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one option of Ventures.

                  For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

                  The accompanying financial statements as of August 31, 2002, include all transactions before the Merger with Ventures.


         Basis of Presentation:

                  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of Titan as a going concern. Prior to the merger with Ventures, at August 31, 2002, Titan had a working capital deficit of $2,723,743 and an accumulated deficit of $1,695,155.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(1)      Organization, Merger Activities and Basis of Presentation, Continued:

                  Basis of Presentation, Continued:

                  Management plans to take the following steps that it believes will be sufficient to provide Titan with the ability to continue its operations:

                  Following the merger with Ventures, management intends to raise additional equity through a private equity transaction currently being offered to interested investors. Titan plans to use the proceeds of the private equity transaction to expand its current product offering to allow for additional processing services for its customers. Management anticipates revenues to grow as a result of additional customer offerings. Management believes that the private equity financing and new product offerings will enable Titan to generate positive operating cash flows and continue its operations. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

                  The accompanying financial statements include statement of operations for SVPC Circuit Systems, Inc. ("Circuit Systems") for the period from September 1, 2000 to February 28, 2001, on a going concern basis, and statement of changes in net assets for the period from March 1, 2001 to June 30, 2001, a on liquidation basis, and statement of operations for SVPC Partners, LLC (after the acquisition of Circuit Systems) for the period from July 1, 2001 to August 31, 2001, which covers a 12-month period from September 1, 2000 to August 31, 2001. The accompanying statements of operations also include the operating results for SVPC Partners, LLC from September 1, 2001 to August 6, 2002 (date of merger with Titan), and for Titan from August 7, 2002 to August 31, 2002. Circuit Systems is referred to as Predecessor Company while Titan/SVPC Partners, LLC is referred to as Successor Company. The financial statements of Successor Company are not comparable to the financial statements of the Predecessor Company. Accordingly, a vertical line is shown to separate Successor Company financial statements from those of the Predecessor Company for periods prior to July 1, 2001.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies:

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition:

                  Titan derives its revenue primarily from the sale of PCBs using customers' design plans and recognizes revenue when products are shipped to customers. Provisions for discounts to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. At August 31, 2002, Titan provided an allowance for discounts, sales returns and allowances of $30,000, which was included in the allowance for doubtful account.

         Cash and Cash Equivalents:

                  Titan considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts and short-term debt securities. As of August 31, 2002, Titan had no short-term debt securities.

         Concentration of Credit Risk:

                  Titan generally extends credit to its customers, which are concentrated in the computer and electronics industries and performs ongoing credit evaluations of its customers. Typically, Titan does not require collateral. Titan routinely reviews the collectability of its accounts receivable and provides an allowance for potentially uncollectible amounts. Titan's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that Titan's estimate of the allowance for doubtful accounts will change. At August 31, 2002, Titan provided an allowance for doubtful accounts of $80,000 including $50,000 for bad debt and $30,000 for sales returns.

                  Three vendors accounted for approximately 55% of Titan's purchases for the year ended August 31, 2002. At August 31, 2002, accounts payable included an outstanding balance of approximately $114,000 owed to these three vendors.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         Inventories:

                  Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).


         Property, Equipment and Improvements:

                  Property, equipment and improvements are valued at cost. Depreciation and amortization are provided using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lease term.

                  The estimated service lives of property, equipment and improvements are as follows:

                           Automobile                           5 years
                           Office equipment                     7 years
                           Buildings                           15 years
                           Production equipment                 7 years
                           Leasehold improvements               3 years
                           Software                             3 years

                  During the year ended August 31, 2002, Titan purchased certain assembling equipment and fixed assets and incurred certain setup cost for its System Integration Division (SID). Such cost was being capitalized as Construction in Progress. As of August 31, 2002, Titan has not commenced the operations of this division. Accordingly, none of these capitalized costs have been depreciated for the year ended August 31, 2002.

         Intangible Assets:

                  Intangible assets include customer list representing the customer accounts acquired, which is amortized on a straight-line basis over a period of five years, commencing on the date of the acquisition. Accumulated amortization was $15,212 at August 31, 2002.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         Long-Lived Assets:

                  In accordance with Statement on Financial Standards ("SFAS") No. 121 "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be realizable. Titan evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, Titan uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of the asset, less cost to sell.

         Advertising:

                  Titan expenses advertising costs when incurred. Advertising expense totaled $7,781 for the period from September 1, 2000 to February 28, 2001, $926 for the period from March 1, 2001 to June 30, 2001, $8,816 for the period from July 1, 2001 to August 31, 2001, and $6,146 for the year ended August 31, 2002.

         Basic and Diluted Loss Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. Titan has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflects a stock split of 3,866.667 to 1. As of August 31, 2002, Titan has approximately 3,568,861 common stock equivalents.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         Income Taxes:

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                  SVPC Partners, LLC was formed as a limited liability company. Under the Internal Revenue Code provisions, the members are liable for income tax on their respective shares of Titan's taxable income. In addition, SVPC Partners, LLC is subject to an $800 annual tax for California and a fee based on Titan's annual revenues. The fee ranges from $900 to $11,790, depending on the revenues.

         Fair Value of Financial Instruments:

                  The carrying amount of Titan's cash and cash equivalents, accounts receivable, notes payable, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

         Comprehensive Income:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2002, Titan has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         Reporting Period:

                  The Company's previous year-end was December 31. The financial statements have been prepared and presented for the years ended August 31, 2002 and August 31, 2001 as Titan changed its year-end to August 31.

         Segment Reporting:

                  Based on Titan's integration and management strategies, Titan operated in a single business segment. For the year ended August 31, 2002 and the periods ended August 31, 2001, all revenue has been derived from domestic operations.

         Liquidation Basis of Accounting:

                  On September 6, 2000, Circuit Systems filed Chapter 11 reorganization. On March 9, 2001, Circuit Systems converted it into Chapter 7 liquidation. In accordance with the liquidation basis of accounting, assets were adjusted to estimated net realizable values and liabilities were adjusted to estimated settlement amounts, including estimated costs associated with carrying out the liquidation. Net assets and liabilities were written down to a net realizable value of $1,172,851, which equaled the selling price of such assets to SVPC Partners, LLC in July 2001.

                  The net adjustment (gain on forgiveness of debt) on March 6, 2001, required to convert from the going concern (historical cost) basis to the liquidation basis of accounting, amounted to a positive adjustment to net assets in liquidation of $9,180,928, which is included in the statement of changes in net assets (liquidation basis) for the period from March 1, 2001 to June 30, 2001. The breakdown of adjustment to net assets in liquidation is as follows:


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         Liquidation Basis of Accounting, Continued:

                                                                  Period from
                                                                  March 1, 2001
                                                                to June 30, 2001

         Adjustments to accounts receivable                       $  (249,494)
         Decrease to reflect net realizable value of
           fixed assets                                              (561,528)
         Other assets                                                 (56,195)
         Decrease in accounts payable and accrued
          Expenses                                                  1,702,398
         Decrease in loans and notes payable and
           capital lease obligations                                8,345,747
                                                                  -----------

          Net Adjustments                                         $ 9,180,928
                                                                  ===========

         Reserve for Estimated Costs During the Period of Liquidation:

                  Under the liquidation basis of accounting, Titan is required to estimate and accrue the costs associated with executing the Plan of Liquidation. These amounts can vary significantly due to, among other things, the timing and realized proceeds from property sales, the cost of retaining personnel and a trustee to oversee the liquidation. The parent company of SVPC Circuit Systems, Inc., Circuit Systems, Inc., absorbed such costs during the liquidation period. Since SVPC Circuit Systems, Inc. was sold as a continuing business, instead of individual assets, no material liquidation cost was incurred by Titan. As of June 30, 2001, no such cost was accrued in the accompanying statement of changes in net assets for the period from March 1, 2001 to June 30, 2001.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements:

                  In July 2001, the Financial Accounting Statement Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001, be accounted for as a purchase, therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented the provisions of SFAS No. 141 and has concluded that the adoption does not have a material impact on the Company's financial statements.

                  In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement, and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented the provisions of SFAS No. 142 and has concluded that the adoption does not have a material impact on its financial statements.

                  In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to its financial position or results of operations.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(2)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements, Continued:

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

                  In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact to its financial position or results of operations.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(3)      Mergers and Acquisitions:

         Merger with Ventures-National, Inc.
         -----------------------------------

         On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly-owned subsidiary of Ventures. The Merger became effective on August 31, 2002 (after the date was closed) at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one option of Ventures.

         For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

         The accompanying financial statements as of August 31, 2002, include all transactions before the Merger with Ventures on Titan's Balance Sheet at August 31, 2002. See Note 1 for Basis of Financial Statement Presentation.

         Merger with SVPC Partners, LLC
         ------------------------------

         On August 6, 2002, prior to its merger with Ventures, and except for real estate and related obligations, Titan purchased all operating assets and assumed all operating liabilities of SVPC Partners, LLC (an affiliate company of Titan), by issuing 800,000 shares of Titan's stock to SVPC Partners, LLC. Before this acquisition, Titan had no revenue and limited operating expenses. Subsequent to the transactions, SVPC Partners, LLC owned approximately 12% of the total issued and outstanding shares of Titan, while approximately 88% of those were owned by Irrevocable Children's Trust ("ICT"), a trust controlled by the chairman of Titan.

         This transaction is considered a re-capitalization where the controlling shareholder of SVPC Partners, LLC and Titan remains the controlling shareholder of the combined company after this transaction. The historical financial statements of SVPC Partners, LLC became the historical financial statements of Titan up to August 5, 2002.

         Immediately before this transaction, the net assets of Titan were immaterial to the combined balance sheet.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(3)      Mergers and Acquisitions, Continued:

         Acquisition of SVPC Circuit Systems, Inc.

         On July 16, 2001, SVPC Partners, LLC purchased a substantial amount of assets and assumed liabilities of Circuit Systems, a manufacturer of PCBs, through the bankruptcy court to commence its operations. This transaction constituted a business purchase.

         SVPC Partners, LLC continued Circuit Systems' core business after the acquisition. The purchase constitutes a business acquisition and was accounted for using the purchase method of accounting. Accordingly, the operating results of this acquired business have been included in the accompanying financial statements since the date of the acquisition. The total purchase price of $5,786,397 was allocated among assets acquired and liabilities assumed based on their estimated fair values at the date of purchase. SVPC Partners, LLC acquired Circuit Systems through cash payments of $914,970 and other short-term and long-term loans totaling $4,871,427.

         Assets and liabilities are recorded at fair value. Accounts receivable, other current assets, other assets, accounts payable, and accrued expenses are recorded at the carrying values from Circuit Systems, which approximate the fair values. Inventories were valued based on the carrying values less the reduction of inventory values due to obsolescence. Land and buildings are based on the amounts stated in the appraisal. Remaining purchase price was assigned to property and equipment, which approximates fair value based on management's assessment.

         The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed:

              Accounts receivable, net                         $ 1,435,909
              Inventories                                          335,845
              Other current assets                                 181,533
              Land and buildings                                 1,900,000
              Property and equipment                             2,271,435
              Other assets                                          15,225
              Accounts payable and accrued expenses               (353,550)
                                                               -----------

              Purchase price                                   $ 5,786,397
                                                               ===========


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4)      Inventories:

         Inventories as of August 31, 2002 consist of the following:

              Raw materials                                    $   152,591
              Work in process                                      145,408
                                                               -----------

                                                               $   297,999
                                                               ===========

         At August 31, 2002, the reserve for obsolescence was $20,000. Reserves for obsolescence were increased by $20,000.


(5)      Property, Equipment, and Improvements:

         A summary as of August 31, 2002, is as follows:

              Automobile                                       $    26,684
              Office equipment                                      16,421
              Production equipment                               2,364,594
              Leasehold improvements                                17,280
              Software                                              18,648
              Construction in progress                             454,023
                                                               -----------

                                                                 2,897,650

              Less accumulated depreciation and amortization       409,449
                                                               -----------

                                                               $ 2,488,201
                                                               ===========

         Depreciation and amortization expense for property, equipment, and improvements amounted to $510,578 for the period from September 1, 2000 to February 28, 2001, $0 for the period from March 1, 2001 to June 30, 2001, $63,572 for the period from July 1, 2001 to August 31, 2001, and $420,727 for the year ended August 31, 2002,


(6)      Intangible Assets:

         A summary is as follows:

              Customer list                                    $    65,194
              Less accumulated amortization                         15,212
                                                               -----------

                                                               $    49,982
                                                               ===========

         Amortization expense for intangible assets amounted $0 for the periods from September 1, 2000 to February 28, 2001 and from March 1, 2001 to June 30, 2001, $2,183 for the period from July 1, 2001 to August 31, 2001, and $13,029 for the year ended August 31, 2002.


See accompanying independent auditors' report.


S                                                                             20

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7)      Loans and Notes Payable:

         Non-Related Parties
         -------------------

         In July 2001, in relation to the purchase of Circuit Systems, Titan entered a Term Loan Agreement ("Acquisition Term Loan") with the bankruptcy court in which it agreed to pay $3,269,927. The Acquisition Term Loan originally matured on November 15, 2001, and was extended until September 15, 2002. Beginning January 15, 2002, Titan made monthly payments of $25,000. The Acquisition Term Loan carried interest at 2% over prime and was secured by: (i) all intangible assets; (ii) equipment excluding those under financing or lease arrangements; (iii) investment properties, including the shopping center owned by Ohio Investors, an affiliate of Titan; (iv) cash in bank; and (v) California real properties, including all property improvements. In August 2002, Ohio Investors, an affiliate, paid off the outstanding balance and this term loan has $0 outstanding balance as of August 31, 2002

         In January 2002, Titan secured a non-interest bearing auto loan for $15,700 and is required to make monthly payments of $436 through February 2005. Titan expects to pay off this loan in the next 12 months; therefore, the loan was classified as short-term. As of August 31, 2002, the outstanding balance of this loan was $13,084. This loan was originally entered between SVPC Partners, LLC and the lender. Titan assumed the outstanding balance of this loan pursuant to its purchase of SVPC Partners, LLC on August 6, 2002.

         Titan had an outstanding note payable related to an equipment purchase through the bankruptcy court in July 2001. This note carried an interest rate of 6.25% and was secured by production equipment. Titan was required to make monthly payments of $12,396, including interest, through July 2002. As of August 31, 2002, this note had been repaid in full.

         Related Parties
         ---------------

         Before the re-capitalization between Titan and SVPC Partners, LLC on August 6, 2002, Ohio Investors, an affiliate of Titan, paid off the outstanding balance of the term loan for approximately $3,141,146. SVPC Partners, LLC sold the land and buildings to Ohio Investors for approximately $1,400,000, which reduced the amount owed to Ohio Investors to $1,741,146. Titan entered into a $1,741,146 loan agreement with Ohio Investors. At the option of Ohio Investors, this loan balance is convertible into 2,321,528 shares of Ventures' common stock after the merger with Ventures at a price of $0.75 per share, which approximates the fair market value per share based on the management's assessment. Based on the conversion terms, no beneficial conversion feature is included with this convertible note. According to EIFT 00-27, no discount or premium is recorded. Subsequent to the Merger with Ventures, the Note Agreement was converted to common stock.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(7)      Loans and Notes Payable, Continued:

         Related Parties, Continued
         --------------------------

         In June 2002, Titan entered into a loan and security agreement with Alco Financial Services, an entity owned by a member of Ventures Board of Directors. Under the terms of the agreement, Titan can borrow up to the sum of (1) 80% of the net face amount of Titan's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. The loan carries an interest rate of the greater of
         (a) 3.5% over the prime rate or (b) interest rate at the date of the loan agreement (June 28, 2002), and matures on June 28, 2003. This loan is subject to a loan fee of $24,000 for one year and a minimum monthly interest charge of $7,500, and it is secured by all tangible assets of Titan. Titan is subject to certain restrictions and covenants. During the year ended August 31, 2002, Titan incurred and paid interest expense of $202,515. As of August 31, 2002, the outstanding balance of the loan was $733,684.

         Titan has an unsecured loan payable to its major shareholder. The loan is non-interest bearing and is due on demand. As of August 31, 2002, the balance of this loan was $353,000. Upon completion of the merger with Ventures, Titan converted $103,000 of the loan into 137,334 shares of Ventures' common stock at $0.75 per share. It is Titan's intention to repay the remaining $250,000 upon closing of its contemplated private equity transaction.

         In August 2002, Titan obtained two non-interest bearing loans payable totaling $300,000 ($150,000 each). Upon completion of the merger with Ventures, Titan converted the loans into 400,000 shares of Ventures' common stock at $0.75 per share.

         Titan had two unsecured 10% loans payable totaling $195,735 to affiliated companies. On August 31, 2002, Titan converted the loans into 130,490 shares of its common stock at $1.5.


(8)      Long-Term Debt:

         A summary as of August 31, 2002, is as follows:

              Unsecured 6.25% note payable to a
                financing company, payable in monthly
                installments of $11,133, including interest,
                through May 2003                               $   252,583

                Less current maturities                            131,692
                                                               -----------

                                                               $   120,891
                                                               ===========


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(8)      Long-Term Debt, Continued:

         A summary of the long-term debt maturities at August 31, 2002, is as follows:

              Year ending August 31,
                  2003                                         $   131,692
                  2004                                             120,891
                  Thereafter                                          --
                                                               -----------

                                                               $   252,583
                                                               ===========



(9)      Obligations Under Capital Leases:

         The following is a schedule by years of future minimum lease payments required under capital lease obligations together with the present value of the net minimum lease payments, as of August 31, 2002:


              Year ending August 31,
                  2003                                         $   148,422
                  2004                                             137,005
                  2005                                             137,005
                  2006                                              96,994
                  Thereafter                                          --
                                                               -----------

              Total minimum lease payments                         519,426
              Less amounts representing interest                    68,543
                                                               -----------

              Present value of net minimum lease payments          450,883
              Less current portion                                 116,078
                                                               -----------

                                                               $   334,805
                                                               ===========

         The cost of property and equipment under capitalized lease obligations was $550,000, with related accumulated depreciation and amortization of $91,667 as of August 31, 2002.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(10)     Income Taxes:

         Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2002, has been established to reflect these uncertainties. As of August 31, 2002, the deferred tax asset before valuation allowances is approximately $98,000, for federal purposes.

         Income tax provision amounted to $0 for the period ended August 31, 2002 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

                 Computed tax at federal statutory rate of 34%                      $ (584,000)
                 Reduction for loss from SVPC Partners, LLC                            544,000
                 Temporary differences allocated to SVPC Partners, LLC
                   operations                                                          (58,000)
                 Change in valuation allowance                                          98,000
                                                                                    ----------

                                                                                    $        -
                                                                                    ==========


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Titan's deferred tax assets and liabilities are as follows:

                 Deferred tax assets:
                    Allowance for doubtful accounts                                 $   27,000
                    Inventory reserve                                                    7,000
                    Accrued vacation                                                    24,000
                    Net operating losses carryforwards                                  40,000
                                                                                    ----------

                    Net deferred assets before valuation allowance                      98,000
                    Valuation allowance                                                (98,000)
                                                                                    ----------

                    Net deferred tax assets                                         $     --
                                                                                    ==========

         At August 31, 2002, Titan has available unused net operating losses carryforwards of approximately $110,000 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(11)     Stock Options:

         As of August 31, 2002, Titan has not established an employee stock option plan. However, in August 2002, Titan granted 710,000 stock options to its Chief Executive Officer and Vice President of Sales. The exercise price for these options, based on the management's assessment, is equal to the fair market value of Titan's common stock at the date of grant. Options expire no later than five years from the grant date and are vested upon granted.

         Additional information with respect to the stock option activity is as follows:

                                                                                 Weighed
                                                                Number          average of
                                                              of shares       exercise price
                                                              ----------      --------------
               Outstanding at August 31, 2001                       --
               Granted                                           710,000        $    1.50
               Exercised                                            --               --
               Cancelled                                            --               --
                                                              ----------        ---------

               Outstanding at August 31, 2002                    710,000        $    1.50
                                                              ==========        =========

               Options exercisable at August 31, 2002            710,000        $    1.50
                                                              ==========        =========

         The following tables summarize information about stock options outstanding and exercisable at August 31, 2002:


                                                   Weighted           Outstanding                             Exercisable
                                                   average              options                                 options
               Range of         Number of        remaining in           weighted           Number of            weighted
               exercise          shares        contractual life         average             shares              average
                prices         outstanding         in year           exercise price       exercisable        exercise price
                ------         -----------         -------           --------------       -----------        --------------
                 $1.50           710,000             5.0                 $1.50              710,000              $1.50

         Titan has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in Titan's financial statements because the exercise price of Titan's employee stock options equaled to the fair value of Titan's common stock on the date of grant. If under FASB Statement No. 123 (Accounting for Stock-Based Compensation) Titan determined compensation costs based on the fair value at the grant date for its stock options, net loss and loss per share would have been increased to the following pro forma amounts:


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(11)     Stock Options, Continued:

                                                                        2002
                                                                        ----
               Net loss:
                 As reported                                        $(1,717,405)
                 Pro forma                                          $(1,798,509)

               Basic and diluted loss per share:
                 As reported                                        $      (.26)
                 Pro forma                                          $      (.27)

         The weighted average estimated fair value of stock options granted during 2002 was $1.5 per share, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model for stock options granted in 2002 were as follows:

               Risk-free interest rate                                    4.0%
               Expected volatility of common stock                          1%
               Dividend yield                                               0%
               Expected life of options                                2 years

         The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

(12)     Retirement Plan:

         Titan has not established a 401(k) plan for the benefits of employees and therefore made no contributions for the year ended August 31, 2002 or for the period from July 1, 2001 through August 31, 2002. Circuit Systems previously had a 401(k) plan in place for its employees who completed at least 12 months of service and were at least 21 years of age and made matching contributions of $30,899 for the period from September 1, 2000 to February 28, 2001, and $3,996 for the period from March 1, 2001 to June 30, 2001.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(13)     Commitments:

         The Company leases its facility. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of August 31, 2002:

                                                       Real estate             Other              Total
                                                       -----------             -----              -----
              Year ending August 31,
                  2003                                $     400,374       $         --        $     400,374
                  2004                                      435,787                 --              435,787
                  2005                                      438,693                 --              438,693
                  2006                                      352,934                 --              352,934
                  2007                                      406,887                 --              406,887
                  Thereafter                                622,364                 --              622,364
                                                      -------------       --------------      -------------

                             Total                    $   2,657,039       $         --        $   2,657,039
                                                      =============       ==============      =============

         All leases expire prior to January 2009. Real estate taxes, insurance, and maintenance expenses are obligations of Titan. Rent expense totaled, $100,532 for the period from September 1, 2000 to February 28, 2001, $62,239 for the period from March 1, 2001 to June 30, 2001, $26,094 for the period from July 1, 2001 to August 31, 2001, and $309,614 for the year ended August 31, 2002

         In May 2001, Titan entered into a consulting agreement with a related party. Under the agreement, this related party will provide consulting services to Titan and will receive $9,000 in monthly consulting fees. The agreement was terminated in August 2002. During the year ended August 31, 2002, Titan incurred $108,000 and paid $99,000 of consulting fees to this related party.

         In July 2002, Titan entered into an at-will employment agreement with its Vice President of Sales ("VPS") that allows for either Titan or the VPS to terminate employment at any time. Under the at-will employment agreement, Titan will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of five years from the date of the agreement. In the event the VPS is terminated without cause, Titan will pay three (3) months of base salary as severance and continuation of normal employee benefits during the three
         (3) month severance period. In addition, Titan has granted vested options to purchase up to 360,000 shares of Titan's common stock at $1.50 per share.


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(13)     Commitments, Continued:

         In August 2002, Titan entered into an at-will employment agreement with its Chief Executive Officer ("CEO") that allows for either Titan or the CEO to terminate employment at any time. This at-will employment agreement is for a term of five years from the date of the agreement. Under the agreement, the CEO will receive a minimum salary and normal employee benefits. In addition, Titan has agreed to maintain a term life insurance policy of $4,000,000, which, in the event of death of the CEO, the CEO's spouse and Titan will be equal beneficiaries. In the event the CEO is terminated without cause, Titan will pay three (3) months of salary as severance and continuation of normal employee benefits during the three (3) months severance period. In addition, Titan has granted vested options to purchase up to 350,000 shares of Titan's common stock at $1.50 per share.

         In July 2001, SVPC Partners, LLC ("SVPC") entered an at-will employment agreement with an employee. Under the at-will agreement, SVPC will pay this employee base salary. In addition, SVPC has given 5% of SVPC's interest as compensation. During the year ended August 31, 2002, this employment agreement was terminated and three shareholders agreed to acquire this former employee's shares for approximately $47,000.

(14)     Non-Recurring Cost:

         Merger Cost
         -----------

         During the year ended August 31, 2002, Titan incurred expense of $420,611 related to the merger with Ventures. The cost includes primarily legal and consulting fees.

         Other Non Recurring Cost
         ------------------------

         Non-recurring cost also includes certain non-capitalized costs related to setting up its SID division totaling approximately $117,920.

(15)     Subsequent Events (Unaudited):

         Effective after the closing of August 31, 2002, Titan merged into Ventures, a publicly traded "Shell" company, pursuant to the "Agreement and Plan of Merger." All issued and outstanding shares of Titan EMS were converted to Ventures' stock. (See Note 1 "Organization, Merger Activity and Basis of Presentation" and Note 3 "Mergers and Acquisitions.")


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(15)     Subsequent Events (Unaudited), Continued:

         From the period of September 2002 to November 2002, Titan received approximately $1,200,000 from a private equity transaction. Such funds received to date and further amounts to be raised in the private equity transaction, net of certain professional fees, are to be used for Titan's operations and investment in capital assets. See Note 1 "Organization, Merger Activity and Basis of Presentation."


See accompanying independent auditors' report.

       TITAN EMS, INC., SVPC PARTNERS, LLC AND SVPC CIRCUIT SYSTEMS, INC.

               PERIODS FROM SEPTEMBER 1, 2000 TO AUGUST 31, 2001
                         AND YEAR ENDED AUGUST 31, 2002

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(16)     Proforma Balance Sheet:

         The following unaudited proforma condensed combined balance sheet give effect to the merger of Titan EMS, Inc. and Ventures-National, Inc. as of August 31, 2002:

                  TITAN EMS, INC. AND VENTURES-NATIONAL, INC.
          UNAUDITED PRO FORMA COMBINED BALANCE SHEET - AUGUST 31, 2002

                                     ASSETS

                                                                                          PRO FORMA
                                                                           PROFORMA         TITAN
                                               TITAN        VENTURES      ADJUSTMENTS     COMBINED
                                            -----------    -----------    -----------    -----------
Current assets:
 Cash and cash equivalents                  $    76,707    $      --      $      --      $    76,707
 Accounts receivable, net of allowance
   for doubtful account of $80,000            1,237,750           --             --        1,237,750
 Inventories                                    297,999           --             --          297,999
 Deferred cost                                   35,000           --             --           35,000
 Other current assets                            79,262           --             --           79,262
                                            -----------    -----------    -----------    -----------

   Total current assets                       1,726,718           --
                                                                                 --        1,726,718

Property, equipment, and improvement, net
  of accumulated depreciation and
  amortization                                2,488,201           --             --        2,488,201

Intangible assets, net of accumulated
  amortization                                   49,982           --             --           49,982
Other assets
                                                131,059           --             --          131,059
                                            -----------    -----------    -----------    -----------

                                            $ 4,395,960    $      --      $      --      $ 4,395,960
                                            ===========    ===========    ===========    ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable and accrued expenses      $ 1,061,777   $       --      $      --        1,061,777
 Loans and notes payable                      3,140,914           --             --        3,140,914
 Due to shareholders                                --           9,660           --            9,660
 Current portion of long-term debt              131,692           --             --          131,692
 Current portion of capital lease
  obligations                                   116,078           --             --          116,078
                                            -----------    -----------    -----------    -----------

   Total current liabilities                  4,450,461          9,660           --        4,460,121

Long-term debt, less current portion            120,891           --             --          120,891
Capital lease obligations, less current
  portion                                       334,805           --             --          334,805

Stockholders' Deficit:
 Common stock, $0.001 par value,
  10,000,000 shares authorized                    6,880           --           (6,880)          --
 Common stock, $0.001 par value,
  950,000,000 shares authorized                    --               99          6,880          6,979
 Additional paid-in capital                   1,178,078      2,428,858     (2,425,221)     1,181,715
 Accumulated deficit                         (1,695,155)    (2,438,617)     2,425,221     (1,708,551)
                                            -----------    -----------    -----------    -----------

   Total stockholders' deficit                 (510,197)        (9,660)          --         (519,857)
                                            -----------    -----------    -----------    -----------

                                            $ 4,395,960    $      --      $      --      $ 4,395,960
                                            ===========    ===========    ===========    ===========



See accompanying independent auditors' report.